SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 March 29, 2007

                       Industrial Electric Services, Inc.
             (Exact Name of Registrant as Specified in its Charter)

   Florida                          333-129355                     20-3505071
   State of                         Commission                     IRS Employer
   Incorporation                    File Number                    I.D. Number

                               Shennan Zhong Road
                                 PO Box 031-114
                                 Shenzhen, China
                                 ---------------
                     Address of principal executive offices

                   Registrant's telephone number: 212-561-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

      (a) On March 29, 2007, Industrial Electric Services, Inc. ("we" or the "Company") appointed the firm of Morgenstern, Svoboda, & Baer, CPAs, P.C. ("New Auditor") as the Company's independent auditor and, as of such date, dismissed the firm of Pender Newkirk & Company LLP ("Former Auditor"), which had been serving as the Company's independent auditor up to such date.

      (b) The reports of the Former Auditor on the Company's financial statements for the fiscal years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the fiscal years ending December 31, 2005 and December 31, 2006 and the period from December 31, 2006 to March 29, 2007, the Company did not have any disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K) with the Former Auditor as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

      (c) The Company has not consulted with the New Auditor regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through the present.

      (d) A letter of the Former Auditor addressed to the Securities and Exchange Commission is included as Exhibit 16.1 to this report on Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.01 as they refer to such firm.

      (e) The dismissal of the Former Auditor and appointment of the New Auditor as the Company's independent auditor was approved by the Board of Directors of the Company on March 29, 2007.

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

      On March 15, 2007, as previously announced and reported in the Company's Report on Form 8-K, filed on March 19, 2007, the Company consummated the Merger Transaction, whereby INEL Merger Sub, Inc. ("SUB"), a wholly owned subsidiary of the Company, merged with and into China Organic Agriculture Limited ("COA"), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of March 15, 2007, by and among the Company, SUB, COA, and the shareholders of COA, as more particularly described in the Company's Report on Form 8-K, dated March 19, 2007.

      As a result of the Merger Transaction, the Company believes that the appointment of a new management team would be beneficial to the Company and its shareholders.

      Prior to the closing of the Merger Transaction, Xia Wu had been President, Secretary, and sole director of the Company. Effective upon the filing and distribution of such documents as are required under the Securities Exchange Act of 1934, as amended, and the expiration of all applicable grace periods, Jian Lin, Huizhi Xiao (both who prior to the Merger Transaction were shareholders of COA), and Shujie Wu (the "New Directors") were appointed to, and Xia Wu resigned from, the Board of Directors of the Company.

      Effective upon the close of business of March 29, 2007, Xia Wu resigned from his position as Chief Executive Officer and Chief Financial Officer of the Company. As Sole Director of the Company, Xia Wu appointed Jian Lin to the positions of Chairman and Chief Executive Officer, Ping Zhao to the position of Secretary and Xianhua Hu to the position of Chief Financial Officer (the "New Officers"), such appointments became effective upon the close of business of March 29, 2007.


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

      The New Officers and the New Directors have the following business experience:

Jian Lin (Chief Executive Officer/Chairman) -

      Since 2002, Jian Lin has served as Chairman of Guangzhou City Baishen Investment Company. Since 2005, Lin has also served as Chairman of Jiayuanfeng International Investments Company Limited and Luxesource International Investments Limited.

Xianhua Hu (Chief Financial Officer)-

      From 2002-2006 Xianhua Hu has served as an accountant for Guangdong City Chenganxin Accounting Firm. Hu is a registered accountant for ten years.

Ping Zhao (Secretary)-

      Since 2002, Ping Zhao has served as Deputy General Manager of Guangzhou City Baishen Investment Company.

Huizhi Xiao (Director)-

      From 2002-2006, Huizhi Xiao has served as Chairman of ErMaPao Green Rice Ltd. Xiao holds a Bachelors Degree and is a senior agronomist. Xiao has 12 years of experience with food processing and familiar with rice processing.

Shujie Wu (Director)-

      From 2002 -2004, Shujie Wu has served as chairman of Dongguan Shijin Market Investment Company Limited. From 2003 - 2005, Wu served as Guangzhou City Weirong Investment Consulting Company Limited as Chairman. Wu served as Managing Director of Jiayuanfen International Investments Company Limited from 2005-2007.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits.

      16.1          Letter on Change in Certifying Accountant.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2007

                                              Industrial Electric Services, Inc.


                                              By: /s/ Xia Wu
                                                  ------------------------------
                                                  Name: Xia Wu
                                                  Title: Chief Executive Officer